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                                                                    EXHIBIT 23.2



                [CACCIAMATTA ACCOUNTANCY CORPORATION LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of General Automation, Inc. and Subsidiaries filed on or about June 9, 2000 of our report dated December 22, 1999 on our audit of the financial statements of General Automation, Inc. and subsidiaries as of September 30, 1999 and 1998 for the years then ended.



                                        /s/ CACCIAMATTA ACCOUNTANCY CORPORATION
                                        ----------------------------------------
                                            CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
June 9, 2000